EXHIBIT 99.1

PCTEL Announces Reorganization to Advance Growth Strategy

Rishi Bharadwaj to Lead Companywide Operations as COO

BLOOMINGDALE, Illinois – August 28, 2018 -- PCTEL, Inc. (Nasdaq: PCTI), a leader in Performance Critical TELecom solutions, announced a strategic reorganization to drive company growth, consolidating its operations to address the convergence in the industrial IoT, public safety and 4G infrastructure markets and the emergence of new technologies such as 5G. Rishi Bharadwaj will serve as Chief Operating Officer for the company, while Arnt Arvik will lead business development and sales as Chief Sales Officer. The reorganization is effective immediately.

Prior to the reorganization, the company operated in two segments, Connected Solutions for the design and manufacture of antennas and related wireless products, and RF Solutions for test and measurement tools that improve the performance of wireless networks globally. The Company will operate in one entity immediately and will report as one entity beginning with the fiscal quarter ending December 31, 2018.

“In recent years, we’ve found that many of the same customers need performance critical antennas, radio systems, and test and measurement tools to verify wireless networks. This reorganization will facilitate faster growth in key vertical markets such as wide area industrial IoT, public safety, rail, and transit,” said David Neumann, the company’s CEO. “Rishi and Arnt are both forward-thinking leaders with a deep understanding of our markets and technology.”

“PCTEL’s breadth and depth of RF expertise is unique in the industry,” said Rishi Bharadwaj, PCTEL’s COO. “Our combined organization will be able to leverage our expertise in radio frequency engineering, electrical and mechanical engineering, product quality and testing, and wireless network engineering to solve complex problems for the world’s leading network providers, integrators, and equipment manufacturers.”

Rishi Bharadwaj most recently served as PCTEL’s Senior Vice President and General Manager of the Connected Solutions segment. Previously, he led Connected Solutions sales, strategic development, and product management and the company’s patent licensing efforts. Prior to PCTEL, Rishi held several RF and software engineering roles, developing data collection and data analytics tools for the cellular industry at SAFCO Technologies, Inc. and then at Agilent Technologies, which acquired SAFCO. Rishi holds a Bachelor of Science in Electrical Engineering and Master of Electrical and Computer Engineering from Illinois Institute of Technology, and Master of Business Administration from Northwestern University’s Kellogg School of Management. He holds a patent for measuring data quality in wireless communication networks.

Arnt Arvik most recently served as Vice President of Global Sales for the company’s test and measurement tool product line. He joined PCTEL in 2016 as Vice President of Americas Sales and Engineering Services for RF Solutions. Prior to joining PCTEL, Mr. Arvik was Vice President of Americas Sales and Operations and head of

Global Supply for Ascom Network Testing. He also spent nine years with Ericsson Inc. as Director of Business Development for the TEMS product line in the Americas.

Safe Harbor

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the impact of the strategic reorganization of the company and the consolidation of its operations to a single operating and reporting entity are forward-looking statements within the meaning of the safe harbor. These statements are based on PCTEL's current expectations. Anticipated benefits may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the company’s ability to leverage its engineering and other expertise across its product lines to address the changing wireless market, and the company’s ability to facilitate faster growth through this consolidation of its operations. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statements, whether as a result of new information, future events or otherwise.

About PCTEL

PCTEL, Inc. provides Performance Critical TELecom technology solutions. We are a leading global supplier of antennas and wireless network testing solutions. Our precision antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). We offer in-house design, testing, radio integration, and manufacturing capabilities for our customers. PCTEL’s test and measurement tools improve the performance of wireless networks globally, with a focus on LTE, public safety, and emerging 5G technologies. Network operators, neutral hosts, and equipment manufacturers rely on our scanning receivers and testing solutions to analyze, design, and optimize their networks.

For more information, please visit our website at https://www.pctel.com/.

For further information contact:

Michael Rosenberg

Director of Marketing

PCTEL, Inc.

(301) 444-2046

public.relations@pctel.com